                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 27, 2002




                        WilTel Communications Group, Inc.
             (Exact name of registrant as specified in its charter)



         Nevada                   000-50040                    01-0744785
     (State or other            (Commission                (I.R.S. Employer
     jurisdiction of            File Number)               Identification No.)
     incorporation)



One Technology Center, Tulsa, Oklahoma                            74103
(Address of principal executive offices)                       (Zip Code)




        Registrant's telephone number, including area code: 918-547-6000




                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

A copy of the Registrant's press release dated December 2, 2002, announcing the receipt of necessary approvals from the Federal Communications Commission and the satisfaction of conditions to the release of property under an escrow agreement entered into in connection with the plan of reorganization of Williams Communications Group, Inc., is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 27, 2002, the Registrant entered into a Restructuring Services Agreement (the "Agreement") with Leucadia National Corporation ("Leucadia") effective as of October 16, 2002. Under the terms of the Agreement, Leucadia shall provide restructuring advice to the Registrant with respect to management, operations, future business opportunities, and other matters to be mutually determined between Leucadia and the Registrant. Leucadia will not receive any compensation for services rendered under the Agreement, but will be reimbursed for all expenses incurred in connection with its performance under the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A copy of the Registrant's press release dated December 5, 2002, announcing that its common stock would begin trading the same day on NASDAQ National Market under the symbol WTEL, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

         The Registrant files the following exhibits as part of this report:

         Exhibit 10.1 Restructuring Services Agreement between the Registrant and Leucadia National Corporation effective as of October 16, 2002.

         Exhibit 99.1.   Registrant's press release, dated December 2, 2002.

         Exhibit 99.2    Registrant's press release, dated December 5, 2002.




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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        WILTEL COMMUNICATIONS GROUP, INC.



Date: December 6, 2002
                                        /s/ P. David Newsome, Jr.
                                        ---------------------------------------
                                        Name:    P. David Newsome, Jr.
                                        Title:   General Counsel and
                                                 Corporate Secretary







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                                Index to Exhibits


Exhibit
Number            Description
-------           -----------
Exhibit 10.1      Restructuring Services Agreement between the
                  Registrant and Leucadia National Corporation
                  effective as of October 16, 2002.

Exhibit 99.1.     Registrant's press release, dated December 2, 2002.

Exhibit 99.2      Registrant's press release, dated December 5, 2002.